EXHIBIT 99.1

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Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE AUTHORIZES THE VOLUNTARY DELISTING OF ITS WARRANTS FROM NASDAQ EFFECTIVE APRIL 17, 2006

Warrants will expire on April 20, 2006

LOUISVILLE, Ky. (April 11, 2006) – Kindred Healthcare, Inc. (the “Company”) (NYSE: KND) today announced that it has authorized the voluntary delisting of its Series A Warrants to Purchase Common Stock (NASDAQ: KINDW) and its Series B Warrants to Purchase Common Stock (NASDAQ: KINDZ) from the NASDAQ National Market effective at the close of trading on April 17, 2006. Both the Series A Warrants and Series B Warrants will expire by their terms on April 20, 2006. The delisting of the Series A Warrants and Series B Warrants will permit pending trades through the NASDAQ National Market to settle prior to the April 20 expiration date in accordance with the standard “T+3” trade settlement period.

Each Series A Warrant and Series B Warrant entitles the holder thereof to purchase two shares of the Company’s common stock at an exercise price of $30.00 and $33.33 per warrant, respectively. Each Series A Warrant and Series B Warrant has a five-year term expiring April 20, 2006.

Kindred Healthcare, Inc. through its subsidiaries operates hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business across the United States.